Exhibit 10.2

AMENDMENT TO

EXECUTIVE RETIREMENT SUPPLEMENT AGREEMENT

THIS AMENDMENT is made and entered into as of the date set forth below by and between Energen Corporation, an Alabama corporation (the “Company”), and the Executive identified below (the “Executive”):

Date: December 31, 2014

Executive:

W I T N E S S E T H

WHEREAS, the Company and Executive have previously entered into an Executive Retirement Supplement Agreement dated                     , (the “Agreement”) to provide Executive with supplemental retirement income; and

WHEREAS, the Company and Executive have subsequently entered into amendments modifying the Agreement; and

WHEREAS, the Company has retained the right in Section 3.1 of the Agreement to terminate the Agreement; and

WHEREAS, the Company has determined to terminate the Agreement, as amended, effective December 31, 2014; and

WHEREAS, in connection with the termination of the Agreement, the Company and Executive wish to amend the Agreement as set forth herein;

NOW, THEREFORE, pursuant to Section 3.3 of the Agreement, the Company and the Executive do hereby agree to amend the Agreement as follows:

FIRST: The Agreement is hereby terminated, and the accrual of benefits under the Agreement shall cease, effective December 31, 2014 (the “Termination Date”).

SECOND: Except as otherwise provided in this Amendment, Executive’s Supplemental Retirement Benefit shall be distributed to Executive as soon as administratively practicable following the Termination Date.

THIRD: With respect to that portion of Executive’s Supplemental Retirement Benefit that is subject to Section 409A of the Internal Revenue Code and the Treasury Regulations promulgated thereunder, the following provisions shall apply:

I.

No payments in liquidation of the Agreement shall be made within 12 months of the date the Company takes all necessary action to irrevocably terminate and liquidate the Agreement, other than payments that would be payable under the terms of the Agreement if the action to terminate and liquidate the Agreement had not occurred; and

II.	All such payments shall be made within 24 months of the date the Company takes all necessary action to irrevocably terminate and liquidate the Agreement.

IN WITNESS WHEREOF, the Company has cause this Amendment to be executed by its duly authorized officer and the Executive has hereunto set his hand this     day of             , 2014, effective the date first set forth above.

ENERGEN CORPORATION

By:

Its:

EXECUTIVE

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